Exhibit 10.1
THE TJX COMPANIES, INC.
EXECUTIVE SAVINGS PLAN
(As Amended and Restated, Effective January 1, 2022)

First Amendment

Pursuant to Section 9.1 of The TJX Companies, Inc. Executive Savings Plan (As Amended and Restated, Effective January 1, 2022) (the “Plan”), The TJX Companies, Inc. hereby amends the Plan effective April 1, 2023 as follows:

1. Section 3.4 is hereby amended in its entirety as follows:

3.4 Vesting of Employer Credit Accounts. A Participant shall become vested in the balance of his or her Employer Credit Account, subject to adjustment pursuant to Article 4, in accordance with the following vesting schedule:

Completed Period of Participation	Vested Percentage
Fewer than five years	0%
Five years or more, but fewer than ten years	50%
Ten or more years	100%

Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2016, and prior to April 1, 2023, a Participant who has not Separated from Service shall be 100% vested in the balance of his or her Employer Credit Account after completing a Period of Participation of five (5) years (including any portion of his or her Period of Participation occurring prior to January 1, 2016). For the avoidance of doubt, any Participant who has not Separated from Service and who has completed a Period of Participation of five (5) years or more (but fewer than ten (10) years) as of January 1, 2016 shall be 100% vested in the balance of his or her Employer Credit Account as of that date. For Plan Years beginning prior to January 1, 2016, if a Participant who is 50% but not 100% vested in his or her Employer Credit Account takes an in-service withdrawal under Section 5.2, the Participant’s vested interest in his or her Employer Credit Account as of any subsequent date prior to full vesting (the “determination date”) shall be
½(AB+W) – W
where “AB” is the balance of the Employer Credit Account as of the determination date and “W” is that portion of the withdrawal (or withdrawals, if more than one) under Section 5.2 that was attributable to the Employer Credit Account.

In addition, (a) prior to April 1, 2023, a Participant who has not Separated from Service will become immediately vested in his or her Employer Credit Account, subject to adjustment pursuant to Article 4, upon attainment by the Participant of age fifty-five (55) prior to Separation from Service, upon Separation from Service by reason of Disability or death, or upon the occurrence of a Change of Control prior to Separation from Service (and, for purposes of this Section 3.4 and for all other purposes under the Plan, a Participant shall be deemed to have Separated from Service by reason of Disability upon the earlier of the Participant’s termination of employment or the expiration of the twenty-nine (29)-month period commencing upon such Participant’s absence from work); and (b) effective April 1, 2023, a Participant who has not Separated from Service shall at all times be 100% vested in his or her Employer Credit Account.
For the avoidance of doubt, notwithstanding the foregoing, (x) any vesting terms and conditions established by the Administrator with respect to any Supplemental Employer Credits that are different from, supplement, or otherwise modify those set forth in this Section 3.4 shall apply in lieu of the provisions of this Section 3.4 to the extent that any portion of the Participant’s Employer Credit Account is attributable to such Supplemental Employer Credits; and (y) a Participant’s right to receive or retain amounts (vested or unvested) in his or her Employer Credit Account is subject to the terms of the Plan, including, without limitation, Section 5.1(b).

IN WITNESS WHEREOF, The TJX Companies, Inc. has caused this Amendment to be executed in its name and behalf by its officer thereunto duly authorized.

THE TJX COMPANIES, INC.

By: /s/ Erica M. Farrell
Erica Farrell

Title: SVP, Treasurer, The TJX Companies, Inc.
Authorized Representative of the TJX Companies,
Inc. ERISA Committee

Dated: April 14, 2023

[SIGNATURE PAGE TO FIRST AMENDMENT TO TJX EXECUTIVE SAVINGS PLAN]